                                                                 Exhibit 4(c)(3)





================================================================================

                                 PROCOR LIMITED
                                EQUIPMENT TRUST
                                 SERIES __-CAN


                         ______________________________

                           EQUIPMENT TRUST AGREEMENT

                               Dated ____________

                                    Between

                         HARRIS TRUST AND SAVINGS BANK,

                                        Trustee,

                                      and


                                 PROCOR LIMITED

                         ______________________________


================================================================================

         Filed with the Surface Transportation Board of the Department of Transportation pursuant to 49 U.S.C. Section 11301 on ______ ____, at [_______ A.M./P.M.], recordation number __________, and deposited in the Office of the Registrar General of Canada pursuant to Section 90 of the Railway Act (Canada) on ______ ____, at [_______ A.M./P.M.].

                               TABLE OF CONTENTS*

                                                                                                                     Page
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

ARTICLE ONE               Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE TWO               Trust Certificates and Issuance;
                                  Interests Represented and Maturity  . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.01.    Issuance of Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.02.    Interests Represented by Trust
                                   Certificates; Interest
                                   Payments; Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.03.    Form, Execution and Characteristics of
                                   Trust Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.04.    Replacement of Lost Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE THREE             Acquisition of Trust Equipment by Trustee;
                                   Deposited Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.01.    Acquisition of Equipment by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.02.    Payment of Deposited Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.03.    Payment of Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.04.    Supporting Papers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE FOUR              Conditional Sale of Trust Equipment to the
                                   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.01.    Conditional Sale of Trust Equipment to
                                   the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.02.    Equipment Automatically Subjected . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.03.    Additional and Substituted Equipment
                                   Subject Hereto . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.04.    Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.05.    Termination of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.06.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.07.    Substitution and Replacement of Trust
                                   Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.08.    Maintenance of Trust Equipment; Casualty
                                   Occurrences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.09.    Possession of Trust Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.10.    Marking of Trust Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22





__________________________________

* This Table of Contents has been included in the document for convenience only and does not form a part of, or affect any construction or interpretation of, this document.

ARTICLE FIVE              Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.02.    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.03.    Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.04.    Waivers of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.05.    Obligations of Company Not Affected by
                                   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.06.    Company To Deliver Trust Equipment to
                                   Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.07.    Trustee To Give Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.08.    Control by Holders of Trust
                                   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.09.    Limitations on Suits by Holders of Trust
                                   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.10.    Unconditional Right of Holders of Trust
                                   Certificates To Sue for Principal and
                                   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.11.    Remedies Cumulative; Subject to Mandatory
                                   Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE SIX               Additional Agreements by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.01.    Guarantee of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.02.    Discharge of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.03.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.04.    Payment of Expenses; Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE SEVEN             Concerning the Holders of Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.01.    Evidence of Action Taken by Holders of
                                   Trust Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.02.    Proof of Execution of Instruments and of
                                   Holding of Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 7.03.    Trust Certificates Owned by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 7.04.    Right of Revocation of Action Taken . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 7.05.    Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE EIGHT             The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 8.01.    Acceptance of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 8.02.    Duties and Responsibilities of the
                                   Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 8.03.    Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 8.04.    Funds May be Held by Trustee;
                                   Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.05.    Trustee Not Liable for Delivery Delays or
                                   Defects in Equipment or Title  . . . . . . . . . . . . . . . . . . . . . . . . . .  34

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
         SECTION 8.06.    Resignation and Removal; Appointment of
                                   Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.07.    Acceptance of Appointment by Successor
                                   Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.08.    Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.09.    Return of Certain Moneys to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE NINE              Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 9.01.    Rights Confined to Parties and Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 9.02.    No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 9.03.    Binding Upon Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 9.04.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 9.05.    Effect of Headings; Date Executed; and
                                   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 9.06.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 9.07.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SCHEDULE I  - List of Equipment

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         EQUIPMENT TRUST AGREEMENT dated ______ ____ ____, between HARRIS TRUST
AND SAVINGS BANK, solely in its capacity as Trustee, an Illinois banking corporation (the "Trustee"), and PROCOR LIMITED, a Canadian corporation (the "Company").

         WHEREAS Procor Limited Equipment Trust Certificates, Series __-Can (the "Trust Certificates"), are to be issued and sold at a price not less than their principal amount, in an aggregate principal amount not exceeding U.S. $__________; and

         WHEREAS the proceeds of the sale of the Trust Certificates together with such other cash, if any, as may be required to be deposited by the Company as hereinafter provided are to constitute a fund, to be known as Procor Limited Equipment Trust, Series __-Can, to be applied by the Trustee from time to time in part payment of the Cost (as hereinafter defined) of the Trust Equipment (as hereinafter defined), the remainder of the Cost thereof to be paid out of moneys to be deposited by the Company as provided herein; and

         WHEREAS such Trust Equipment will be resold, retransferred and redelivered to the Company with title to, and a security interest in, such Trust Equipment to be retained by the Trustee; and

         WHEREAS the Company's due and punctual performance of its obligations hereunder has been unconditionally guaranteed by Union Tank Car Company, a Delaware corporation and indirect parent of the Company ("Union"), pursuant to Section ____ of the Trust Supplement dated ____ ____,____to that certain Pass Through Trust Agreement, dated as of January 15, 1997, among Union, the Company and Harris Trust and Savings Bank, as Pass Through Trustee; and

         WHEREAS the texts of the Trust Certificates (including the grid for endorsement of principal payments thereon) and the guarantee to be endorsed on the Trust Certificates by the Company is to be substantially in the following form:

                          [Form of Trust Certificate]

                    THIS CERTIFICATE HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                        OF THE UNITED STATES OF AMERICA

No. R-______________                                              $_____________


                                 PROCOR LIMITED
                   Equipment Trust Certificate, Series __-Can
                    Total Authorized Issue U.S. $

                         HARRIS TRUST AND SAVINGS BANK
                                    Trustee

     Harris Trust and Savings Bank, as Trustee under an Equipment Trust Agreement (the "Agreement") dated ______ ____,____, between Harris Trust and Savings Bank, as Trustee (the "Trustee"), and Procor Limited, a Canadian corporation (the "Company"), hereby certifies that or registered assigns is entitled to an interest in the principal amount of

United States of America Dollars (U.S.$              ) in Procor Limited
Equipment Trust, Series __-Can, due and payable on or before _________ ____,____, and to interest on the amount of unpaid principal from time to time due and owing pursuant to this Trust Certificate from the date hereof at the rate of ____% per annum (and, if applicable, the additional amounts that may become payable under Section 4.04 of the Agreement). Interest on this Trust Certificate shall be calculated on the basis of a 360-day year of twelve 30-day months.

     This Trust Certificate shall be payable as follows (unless payment hereof is accelerated pursuant to Article Five of the Agreement): the outstanding principal amount hereof shall be paid on [describe principal payments] and interest payments on the outstanding principal shall be made in [describe interest payments] on _________ and _________ in each year commencing _________ ______, _____,. Interest on any overdue installment of interest and on any overdue payment of principal, to the extent legally enforceable, shall be payable at the rate per annum of 1% over the rate specified above. Payments of principal and interest shall be made by the Trustee to the registered holder hereof at the corporate trust office of the Trustee in _______, ________, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. Each of such payments shall be made only from and solely out of moneys received by the Trustee and applicable to such payment under the provisions of the Agreement.

     This Trust Certificate is one of an authorized issue of Trust Certificates in an aggregate principal amount not exceeding the Total Authorized Issue set forth above, issued under the

Agreement, pursuant to which title to, and a security interest in, certain railroad equipment (or cash or obligations defined in the Agreement as "Investments" in lieu thereof, as provided in the Agreement) is held by the Trustee in trust for the equal and ratable benefit of the registered holders of the Trust Certificates issued thereunder. Reference is made to the Agreement (a copy of which is on file with the Trustee at its corporate trust office) for a more complete statement of the terms and provisions thereof, to all of which the registered holder hereof, by accepting this Trust Certificate, assents.

         This Trust Certificate is transferable in whole or in part by the registered holder hereof in person or by its duly authorized attorney upon presentment hereof for registration of transfer to the Trustee at its said office accompanied by an appropriate instrument of assignment and transfer, duly executed by the registered holder in person or by such attorney, in form satisfactory to the Trustee, and thereupon a new fully registered Trust Certificate or Certificates of the same maturity in authorized denominations for the then aggregate unpaid principal amount hereof will be issued in the name of such person or persons as may be designated by such holder. Prior to due presentment for registration of transfer, the Trustee and the Company may deem and treat the person in whose name this Trust Certificate is registered as the absolute owner hereof for the purpose of receiving payment of principal and interest and for all other purposes and shall not be affected by any notice to the contrary.

         In case of the happening of an Event of Default (as defined in the Agreement) the principal amount represented by this Trust Certificate may become or be declared due and payable in the manner and with the effect provided in the Agreement.

         The due and punctual performance of the Company's obligations under the Agreement has been guaranteed by Union Tank Car Company, a Delaware corporation and parent of the Company.

         This Trust Certificate shall not be deemed a promise to pay of Harris Trust and Savings Bank in its individual capacity and payment by Harris Trust and Savings Bank shall be made as Trustee only from and solely out of moneys received by Trustee and applicable to such payment under the provisions of the Agreement.

         IN WITNESS WHEREOF, the Trustee has caused this Trust Certificate to be signed by one of its duly authorized officers, by his/her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be hereunto affixed or imprinted hereon and to be attested by one of its duly authorized officers, by his/her signature. Neither this Trust Certificate nor the guarantee endorsed hereon shall be valid or enforceable for any purpose until this Trust Certificate shall have been so signed by a duly authorized officer and the corporate seal so attested by such duly authorized officer.

         Dated

                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee


                                        By______________________________________
                                                   Authorized Officer

[Corporate Seal]

Attest:


__________________________________________
            Authorized Officer

         PROCOR LIMITED, for valuable consideration, hereby unconditionally and irrevocably guarantees to the registered holder of the within Trust Certificate the prompt payment when due of the principal of said Trust Certificate and the interest thereon specified in said Trust Certificate, with interest on any overdue principal and on any overdue interest, to the extent legally enforceable, at the rate specified in said Trust Certificate, all in accordance with the terms of said Trust Certificate and the Equipment Trust Agreement referred to therein.

                                        PROCOR LIMITED



                                        By______________________________________
                                          Title:


                                        By______________________________________
                                          Title:

         WHEREAS it is desired to secure to the holders of the Trust Certificates the payment of the principal thereof when due, whether by declaration or otherwise, and interest thereon as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE ONE

                                  Definitions

         SECTION 1.01. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings hereinafter specified:

                 Affiliate of any corporation shall mean any corporation which, directly or indirectly, controls or is controlled by, or is under common control with, such corporation. For the purposes of this definition, control (including controlled by and under common control with), as used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

                 Business Day shall mean any day, other than a Saturday or Sunday or a day on which commercial banking institutions or trust companies are authorized or required by law, regulation or executive order to be closed in New York, New York or Chicago, Illinois or Toronto, Ontario, Canada or, so long as any Trust Certificate is outstanding, a city and state in which the Corporate Trust Office of the Trustee is located.

                 Company shall mean Procor Limited, a Canadian corporation (whose chief place of business and chief executive office is currently located at 2001 Speers Road, Oakville, Ontario, Canada L6J 5E1), and any successor or successors to it complying with the provisions of
         Section 4.09.

                 Corporate Trust Office shall mean the office of the Trustee, at which the corporate trust business of the Trustee relating to this transaction shall, at the time in question, be administered, which office is, on the date of execution of this Agreement, located at 111 West Monroe Street, Chicago, Illinois 60603.

                 Cost, when used in respect of Equipment not built by the Company or any Affiliate of the Company, shall mean the actual cost thereof to the Company and, in respect of Equipment built by the Company or any such Affiliate, shall mean an amount not in excess of "car builder's cost", including direct cost of labor, material and overhead but excluding any manufacturing profit.

                 Default shall mean

                 (1)      any Event of Default; and

                 (2) any event which, with the giving of notice or the passage of time or both, could constitute an Event of Default.

                 The Company shall be considered to "be in Default" if a Default shall have occurred and be continuing.

                 Deposited Cash shall mean the aggregate of (a) the proceeds from the sale of the Trust Certificates deposited with the Trustee pursuant to Section 2.01 and, when required or indicated by the context, any Investments purchased by the use of such proceeds pursuant to the provisions of Section 8.04, and (b) any sums restored to Deposited Cash from payments made by the Company pursuant to
         Section 4.04(B)(l)(b) and on deposit with the Trustee.

                 Engineer's Certificate shall mean a certificate signed by a person appointed by the Company who shall be an engineer, appraiser or other expert, as the case may require. Such person may be an officer or employee of the Company except where this Agreement specifically requires the signature of an independent engineer, appraiser or other expert.

                 Equipment shall mean standard-gauge railroad tank cars and hopper cars, which tank cars and hopper cars are rolling stock used or intended for use in connection with interstate commerce and which were first put into use on or after January 1, 1995; provided, however, that in the case of Equipment sold to the Trustee pursuant to Section 4.07, it shall not include any railroad equipment first put into use prior to ___________, ____.

                 Event of Default shall mean any event specified in Section 5.01 to be an Event of Default.

                 The word "holder", when used with respect to Trust Certificates, shall include the plural as well as the singular number.

                 Independent Engineer shall mean an engineer, appraiser or other expert appointed by the Company and approved by the Trustee in the exercise of reasonable care, who (a) is in fact independent, (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor on the Trust Certificates or in any Affiliate of the Company or any such other obligor and (c) is not connected with the Company or any other obligor on the Trust Certificates or any Affiliate of the Company or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                 Investments shall mean (a) bonds, notes or other direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of the interest and principal and which mature within one year of the date of purchase, (b) open market commercial paper of any company incorporated and doing business under the laws of the United States of America or one of the States thereof which mature within one year of the date of purchase and which have a rating of "A-1" by Standard & Poor's Corporation or "prime-1" or better by NCO/Moody's Commercial Paper Division of Moody's Investors Service, Inc. or an equivalent rating by a successor thereto or a similar nationally recognized rating service substituted therefor, (c) certificates of deposit or time deposits in banks or trust companies, including the Trustee, incorporated and doing business under the laws of the United States of America or one of the States thereof having capital and surplus aggregating at least $250,000,000 and (d) The First National Bank of Chicago Corporate Trust Short Term Investment Fund, so long as the shares of such fund are rated by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. in one of the two highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) assigned by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. for obligations of that nature.

                 Officers' Certificate shall mean a certificate signed by the Chairman of the Board, or the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company, which officer is in a position to know the truth and accuracy thereof.

                 Opinion of Counsel shall mean an opinion in writing signed by legal counsel who shall be acceptable to the Trustee and who may, unless in a particular instance the Trustee shall otherwise require, be an employee of or counsel to the Company. The acceptance by the Trustee of, and its action on, an Opinion of Counsel shall be sufficient evidence that such counsel is satisfactory to the Trustee.

                 Owner shall mean the manufacturer or other person transferring title to any of the Equipment to the Trustee.

                 Pass Through Trust Agreement shall mean the Pass Through Trust Agreement, dated as of January 15, 1997 among Union, the Company and Harris Trust and Savings Bank, as Pass Through Trustee.

                 Pass Through Trustee shall mean Harris Trust and Savings Bank, as Pass Through Trustee under the Pass Through Trust Agreement or the successor thereto pursuant to the terms of the Pass Through Trust Agreement.

                 Penalty Rate shall mean 1% per annum over the rate specified in the Trust Certificates.

                 Request shall mean a written request for the action therein specified, delivered to the Trustee, dated not more than 10 days prior to the date of delivery to the Trustee and signed on behalf of the Company by the Chairman of the Board, the President, a Vice President or the Treasurer of the Company.

                 Trust Certificates shall mean the Equipment Trust Certificates issued hereunder.

                 Trust Equipment shall mean all Equipment at the time subject to the terms of this Agreement.

                 Trustee shall mean Harris Trust and Savings Bank, solely in its capacity as Trustee and, subject to the provisions of Article Eight, any successor as trustee hereunder.

                 Union shall mean Union Tank Car Company, a Delaware corporation (whose chief place of business and chief executive office currently is located at 225 West Washington Street, Chicago, Illinois 60606), and any successor or successors to it complying with the provisions of Section 6.01.

                 Value, as used herein, shall mean an amount determined as follows:

                          (1) the Value of any unit of Trust Equipment assigned or transferred by the Trustee as provided in Section 4.07, and as used in Sections 5.01 and 6.05 in respect of Trust Equipment, shall be deemed to be the greater of (a) the fair market value thereof and (b) the Cost thereof (as theretofore certified to the Trustee) less 1/20 of such Cost for each full year elapsed between the date such unit was first put into use (as theretofore so certified) and the date as of which Value is to be determined;

                          (2) the Value of any unit of Equipment conveyed to the Trustee as provided in Article Three and in Section
                 4.07 shall be deemed to be the lesser of (a) the fair market value thereof and (b) the Cost of such unit or, in the case of any unit of Equipment not new, the Cost thereof, less 1/20 of such Cost for each full year elapsed between the date such unit was first put into use and the date of the transfer thereof to the Trustee;

                          (3)     the Value of any Unit of Equipment as used in
                 Section 4.08 shall be deemed to be the cost thereof less 1/20th of such Cost for each full year elapsed between the date such Unit was first put into use and the date as of which Value is to be determined; and

                          (4) for the purpose of determining Value, if the Cost of any such Unit was originally denominated in Canadian Dollars, such Cost shall be converted into U.S. Dollars at the official exchange rate in effect On the date of any such assignment, transfer or conveyance.

         The words herein, hereof, hereby, hereto, hereunder and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph or subdivision hereof.

                                  ARTICLE TWO

                        Trust Certificates and Issuance;
                       Interests Represented and Maturity

         SECTION 2.01. Issuance of Trust Certificates. Upon the sale from time to time of any of the Trust Certificates, an amount equal to the principal amount of the Trust Certificates so sold shall, forthwith upon the issuance thereof, be deposited in cash with the Trustee.

         Thereupon without waiting for the recording or filing of this Agreement or of any other instrument respecting the Trust Equipment, the Trustee shall issue and deliver, as the Company shall direct by Request, Trust Certificates in the aggregate principal amount so sold.

         The aggregate principal amount of Trust Certificates which shall be executed and delivered by the Trustee under this Section shall not exceed the Total Authorized Issue specified in the form of Trust Certificate, and the aggregate principal amount represented by all the Trust Certificates shall be payable as hereinafter set forth.

         SECTION 2.02. Interests Represented by Trust Certificates; Interest Payments; Maturity; No Redemption. Each of the Trust Certificates shall represent an interest in the principal amount therein specified in the trust created hereunder. The Trust Certificates shall bear interest at ____% per annum and shall be payable as follows (unless payment thereof is accelerated pursuant to Article Five of this Agreement): the outstanding principal amount thereof shall be paid on [describe principal payments], and interest payments on the outstanding principal shall be paid [describe interest payments] on _________ and __________ in each year commencing ___________ ____, ____. The
Trust Certificates are not redeemable prior to maturity. Interest on the Trust Certificates shall accrue from the date of original issue and shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be payable on overdue installments of interest and on any overdue payment of principal, to the extent legally enforceable, at the Penalty Rate.

         Payment of the principal of and interest on the Trust Certificates shall be made by the Trustee at the Corporate Trust Office in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, but only from and solely out of moneys received by the Trustee and applicable to such payment under the provisions of this Agreement.

         In the event Union makes any payment attributable to the principal of or accrued interest on the Trust Certificates to the person entitled thereto pursuant to the Union guarantee contained in Article XII of the Pass Through Trust Agreement (and endorsed on the Pass Through Trust Certificates issued thereunder), each such payment shall have the same effect as if such payment was made by the Company on the Trust Certificates, thereby reducing on a dollar for dollar basis the outstanding principal amount of or accrued interest on the Trust Certificates to the same extent as payment of principal of or accrued interest on was made under said guarantee. Solely for the purposes of this paragraph, payments under said guarantee shall be applied, first, against accrued and unpaid interest and, second, to outstanding principal.

         SECTION 2.03. Form, Execution and Characteristics of Trust Certificates. (a) The Trust Certificates and the guarantee to be endorsed on the Trust Certificates by the Company as provided in Section 6.01 shall be in substantially the forms hereinbefore set forth.

         (b) The Trust Certificates shall be signed in the name and on behalf of the Trustee by the manual or facsimile signature of one of its duly authorized officers and its corporate seal or a facsimile thereof shall be affixed or imprinted thereon and attested by the manual signature of one of its duly authorized officers. In case any officer of the Company or the Trustee whose signature, whether facsimile or not, shall appear on any of the Trust Certificates shall cease to be such officer of the Company or the Trustee before the Trust Certificates shall have been issued and delivered by the Trustee or shall not have been acting in such capacity on the date of the Trust Certificates, such Trust Certificates may be adopted by the Company or the Trustee and be issued and delivered as though such person had not ceased to be or had then been such officer of the Company or the Trustee.

         (c) The Trust Certificates (i) shall be issuable in denominations of U.S. $1,000 or any multiple thereof; (ii) shall be registered, as to both principal and interest, in the name of the holders; (iii) shall be transferable in whole or in part upon presentation and surrender thereof for transfer at the Corporate Trust Office, accompanied by appropriate instruments of assignment and transfer, duly executed by the registered holder of the surrendered Trust Certificate or Certificates or by duly authorized attorney, in form satisfactory to the Trustee; (iv) shall be dated as of the date of issue unless issued in exchange for another Trust Certificate or Certificates bearing unpaid interest from an earlier date, in which case they shall be dated as of such earlier date; (v) shall entitle the registered holder to interest from the date thereof; and (vi) shall be exchangeable for an equal aggregate principal amount of Trust Certificates of authorized denominations of like tenor and maturity equal to the then unpaid principal amount of Trust Certificates being exchanged.

         (d) Anything contained herein to the contrary notwithstanding, prior to due presentment for registration of transfer, the parties hereto may deem and treat the registered holder of any Trust Certificates as the absolute owner of such Trust Certificates for all purposes and shall not be affected by any notice to the contrary.

         (e) The Trustee shall cause to be kept at the Corporate Trust Office books for the registration of transfer of the Trust Certificates and, upon presentation of the Trust Certificates for such purpose, the Trustee shall register any transfer as hereinabove provided, and under such reasonable regulations as it may prescribe.

         (f) For any registration, transfer or exchange, the Trustee shall require the payment of a sum sufficient to reimburse it for any governmental charge connected therewith.

         (g) Each Trust Certificate delivered pursuant to any provision of this Agreement in exchange or substitution for, or upon the transfer of the whole or any part, as the case may be, of one or more other Trust Certificates shall carry all the rights to principal and to interest accrued and unpaid and to accrue, which were carried by the whole or such part, as the case may be, of such one or more other Trust Certificates, and, notwithstanding anything contained in this Agreement, such Trust Certificate shall be so dated that neither gain nor loss in interest or principal shall result from such exchange, substitution or transfer and a notation of all previous principal payments shall be endorsed on the reverse side thereof.

         (h) The Trustee shall not be required to issue, transfer or exchange Trust Certificates for a period of 10 days next preceding any interest payment date.

         SECTION 2.04. Replacement of Lost Trust Certificates. In case any Trust Certificate shall become mutilated or defaced or be lost, destroyed or stolen, then on the terms herein set forth, and not otherwise, the Trustee shall execute and deliver a new Trust Certificate in the then unpaid principal amount of the predecessor Trust Certificate and bearing such identifying number or designation as the Trustee may determine, in exchange and substitution for, and upon cancellation of, the mutilated or defaced Trust Certificate, or in lieu of and in substitution for the same if lost, destroyed or stolen. The Company shall execute its guarantee on any Trust Certificates to be so delivered. The applicant for a new Trust Certificate pursuant to this Section shall furnish to the Trustee and the Company evidence to their satisfaction of the loss, destruction or theft of such Trust Certificate alleged to have been lost, destroyed or stolen and of the ownership and authenticity of such mutilated, defaced, lost, destroyed or stolen Trust Certificate, and also shall furnish such security or indemnity as may be required by the Trustee and the Company in their discretion, and shall pay all expenses and charges of such substitution or exchange. In the case of each of the original purchasers of Trust Certificates or any institutional investor transferee, a letter of indemnity in form reasonably satisfactory to the Trustee and the Company from such purchaser shall be sufficient security and indemnity. All Trust Certificates are held and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of mutilated, defaced, lost, destroyed or stolen Trust

Certificates and shall preclude any and all other rights and remedies, any law or statute now existing or hereafter enacted to the contrary notwithstanding.

                                 ARTICLE THREE

                   Acquisition of Trust Equipment by Trustee;
                                 Deposited Cash

         SECTION 3.01. Acquisition of Equipment by Trustee. The Company shall cause to be sold to the Trustee, as trustee for the holders of the Trust Certificates as soon as practicable, all of the Equipment described in
Schedule I hereto; provided, however, that if the aggregate Cost of the Trust Equipment delivered to the Trustee or its agent or agents pursuant to this Article Three, as specified in the Officers' Certificate theretofore delivered to the Trustee pursuant to Section 3.04, shall exceed _____% of the aggregate principal amount of Trust Certificates issued under Section 2.01, upon Request the Trustee shall execute and deliver to the Company a supplement hereto excluding from this Agreement Equipment having a Cost in excess of such amount so that the aggregate Cost of the Trust Equipment shall not exceed _____ % of the aggregate principal amount of the Trust Certificates issued pursuant to Section 2.01. The Trust Equipment sold to the Trustee shall be delivered to the person or persons designated by the Trustee as its agent or agents to accept such delivery (who may be one or more of the officers or agents of the Company) and the certificate of any such agent or agents as to such delivery and acceptance shall be conclusive evidence of such delivery.

         In the event that the Company shall deem it necessary or desirable to procure for the use of the Company, and to include in the trust hereby created, other Equipment in lieu of any units of the Equipment specifically described in
Schedule I hereto prior to the acceptance of such Equipment by the Trustee or its agent or agents, or in the event that any unit of the Equipment described in Schedule I hereto shall suffer a Casualty Occurrence as defined in Section 4.08, prior to such acceptance, the Company may cause to be sold to the Trustee other Equipment, to be substituted under the trust.

         If the aggregate Cost, as specified in the Officers' Certificate theretofore delivered to the Trustee pursuant to Section 3.04, of the Trust Equipment delivered to the Trustee or its agent or agents pursuant to this Article Three shall be less than _____% of the principal amount of the Trust Certificates issued pursuant to Section 2.01, the Company will cause to be sold to the Trustee additional Equipment in such amount and of such Cost that such aggregate final Cost of the Trust Equipment will be at least _____% of the principal amount of the Trust Certificates issued pursuant to Section 2.01.

         SECTION 3.02. Payment of Deposited Cash. From time to time, when and as any Equipment shall have been accepted by the Trustee or its agent or agents pursuant to Section 3.01, the Trustee shall (subject to the provisions of Sections 3.03 and 3.04) pay, upon Request, to the Owner of the accepted Equipment out of Deposited Cash an amount not exceeding ___% of the aggregate Cost of such Trust Equipment, as specified in the Officers' Certificate furnished to the Trustee pursuant to Section 3.04(b).

         SECTION 3.03. Payment of Deficiency. The Company covenants that, contemporaneously with any payment by the Trustee pursuant to Section 3.02, it will either (a) pay to the Trustee the amounts provided in Section 4.04(A), and thereupon the Trustee shall, upon Request, pay to the Owner of the delivered Trust Equipment, by the use of such amounts, the portion of the Cost of the delivered Trust Equipment not paid out of Deposited Cash as provided for in
Section 3.02 or (b) deliver to the Trustee an executed counterpart of a receipt from such Owner evidencing the direct payment by the Company to such Owner of that portion of the Cost of such Trust Equipment equal to the amounts required to be paid to the Trustee pursuant to clause (a) of this sentence in respect of such Trust Equipment or, if the Company is the Owner of the delivered Trust Equipment, a statement to such effect; the intention being that the Company shall ultimately pay not less than ___% of the Cost of all the Trust Equipment delivered to the Trustee pursuant to this Article Three, and the Trustee and the Company shall at any time, if occasion arises, adjust their accounts and payments to the end that the Trustee shall pay with Deposited Cash not more than ___% of the Cost, and the Company shall pay the remainder, to be not less than ___% of such Cost.

         SECTION 3.04. Supporting Papers. The Trustee shall not pay out any Deposited Cash against the delivery of any of the Trust Equipment unless and until it shall have received:

                 (a) a certificate of the agent or agents designated by the Trustee to receive delivery of the Trust Equipment, stating that the Trust Equipment described and specified therein by number or numbers has been delivered to such agent or agents (the date of such certificate to be presumed conclusively as the date of such delivery);

                 (b) an Officers' Certificate which shall state (i) that such Trust Equipment is Equipment as herein defined, (ii) the date each unit of such Trust Equipment was first put into use or that such Trust Equipment was first put into use not earlier than a specified date, (iii) that the Cost of such Trust Equipment is the amount therein specified or is not less than the amount therein specified and
         (iv) the Value to the Company, in the opinion of the signer, of such Trust Equipment as of the date of the Section 3.02 Request and (v) that in the opinion of the signers all conditions precedent provided in this Agreement, relating to the payment in question, have been complied with;

                 (c) (i) an invoice or invoices from the Owner of such Trust Equipment, if other than the Company, and (ii) a bill or bills of sale of such Trust Equipment from the Owner thereof to the Trustee, which bill or bills of sale shall contain a warranty or guarantee to the Trustee that the title to the Trust Equipment described therein is free from all liens and encumbrances (except as permitted herein) other than the rights of the Company hereunder; and

                 (d) an Opinion of Counsel to the effect (i) that such bill or bills of sale are valid and effective, either alone or in connection with any other instrument referred to in and accompanying such opinion, to vest in the Trustee title to such Trust Equipment free from all liens and encumbrances (except as permitted herein) other than the rights of the Company hereunder, (ii) that in the case of any Trust Equipment not specifically described herein, a proper supplement hereto in respect of such Trust Equipment has been duly executed by the Trustee and the Company and filed and recorded in accordance with Section 6.05 and (iii) that, the opinion of such counsel, all conditions precedent provided for in this Agreement relating to the payment in question have been complied with.

         Any Officers' Certificate delivered pursuant to this Section may state that the Cost of the Trust Equipment therein referred to is tentatively determined, subject to final adjustment to be evidenced in a final Officers' Certificate to be delivered to the Trustee.

                                  ARTICLE FOUR

               Conditional Sale of Trust Equipment to the Company

         SECTION 4.01. Conditional Sale of Trust Equipment to the Company. The Trustee does hereby conditionally sell to the Company all the Trust Equipment from and after the date such Trust Equipment is acquired by the Trustee hereunder.

         SECTION 4.02. Equipment Automatically Subjected. As and when any Equipment shall from time to time be transferred to the Trustee hereunder, the same shall, ipso facto and without further instrument of transfer, become subject to all the terms and provisions hereof.

         SECTION 4.03. Additional and Substituted Equipment Subject Hereto. In the event that the Company shall, as provided in Section 3.01 or 4.07, cause to be transferred to the Trustee other Equipment in addition to or in substitution for any of the Equipment herein specifically described or subjected hereto, such other Equipment shall be included as part of the Trust Equipment by supplement hereto to be executed by the Trustee and the Company and shall be subject to all the terms and conditions hereof in all respects as though it had been part of the Equipment herein specifically described.

         SECTION 4.04. Payments. The Company hereby covenants and agrees to accept delivery and possession hereunder of the Trust Equipment; and the Company covenants and agrees to pay to the Trustee at the Corporate Trust Office (or, in the case of taxes, to the proper taxing authority), in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, such amounts in respect of the purchase of such Trust Equipment as shall be sufficient to pay and discharge the following items, when and as the same shall become due and payable (whether or not any of such items shall become due and payable prior to the acceptance of delivery of any unit of the Trust Equipment).

                 (A) The Company shall pay to the Trustee, as hereinafter provided, as advance conditional sale payments hereunder, sums which in the aggregate shall be equal to the difference between the aggregate Cost of the Trust Equipment (other than Trust Equipment subjected hereto pursuant to Section 4.07) and the portion of such Cost to be provided out of the proceeds (excluding accrued interest, if any) of the sale of the Trust Certificates, the intention being that, when all such Trust Equipment shall have been transferred to the Trustee, the Company shall have paid or shall pay to the Trustee, as advance conditional sale payments hereunder, a sum equal to the amount by which the aggregate Cost of such Trust Equipment exceeds such proceeds of the sale of the Trust Certificates. The Company agrees to make such advance conditional sale payments as follows:

                          (1) at the time of issue of a Trust Certificate pursuant to Section 2.01, a sum which, when added to the proceeds of the sale of such Trust Certificate deposited with or to the credit of the Trustee, will make the total sum deposited equal to the principal amount of such Trust Certificate; and

                          (2) Upon delivery of any such Trust Equipment, a sum equal to the portion of the Cost of such delivered Trust Equipment not paid out of Deposited Cash as provided for in
                 Section 3.02, but not less than ___% of such Cost.

                 (B) In addition to such amounts, the Company shall pay to the Trustee, in cash (notwithstanding that any of the Trust Certificates shall have been acquired by the Company or shall not have been presented for payment), the following:

                          (1)     from time to time upon demand of the Trustee,
                 (a) the reasonable expenses of the trust hereby created, including, without limitation, reasonable compensation to the Trustee and all expenses provided for herein, and (b) an amount equal to any expenses incurred or loss of principal (including interest accrued thereupon at time of purchase) in connection with any purchase, sale or redemption by the Trustee of Investments;

                          (2) from time to time upon demand of the Trustee, any and all taxes, assessments, and governmental charges which the Trustee as such may be required to pay, including, without limitation, all taxes, assessments and governmental charges upon or on account of the income or property of the Trust, or upon or on account of this Agreement;

                          (3) (a) the amounts of interest payable on the Trust Certificates, when and as the same shall become payable, and (b) interest at the Penalty Rate from the due date, upon the amount of any installments of purchase price payable in respect of the principal of and interest on the Trust Certificates which shall not be paid when due, to the extent legally enforceable; and

                          (4) the principal of the Trust Certificates, when and as the same shall become payable, whether upon the date of maturity thereof or by declaration or otherwise.

         All payments provided for in subsections 3 and 4 shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         Except as provided in the next sentence hereof, nothing contained herein or in the Trust Certificates shall be deemed to impose on the Trustee or on the Company any obligation to pay to the registered holder of any Trust Certificate any tax, assessment or governmental charge required by any present or future law of Canada or the United States of America, or of any state, province, county, municipality or other taxing authority thereof, to be paid on behalf of, or withheld from the amount payable to, the holder of any Trust Certificate. If after the date of original issuance of the Trust Certificates, the adoption of any applicable law, treaty, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof shall subject the holders of Trust Certificates to any withholding tax, or similar charge the result of which is to reduce the amount of any sum received or receivable by such holders under the Trust Certificates, then the Company shall pay to the Trustee for distribution to the holders such additional amount or amounts as will result in such holders receiving the full amount of principal and interest, as the case may be, then due.

         The Company shall not be required to pay any tax, assessment or governmental charge so long as it shall in good faith and by appropriate legal proceedings contest the validity thereof; provided, however, that in the judgment of the Trustee and as set forth in an Opinion of Counsel which shall have been furnished to the Trustee by the Company, the rights or interests of the Trustee or of the holders of the Trust Certificates will not be materially endangered thereby.

         SECTION 4.05. Termination of Trust. After (i) all payments which are required to be made pursuant to this Agreement have been completed and fully made to the Trustee or (ii) Union shall have made all payments required to be made under its guarantee referred to in the last paragraph of Section
2.02 hereof or (iii) the Company shall have acquired all the Trust Certificates pursuant to the exercise of its rights to purchase the Trust Certificates under
Section 6.1 of the Pass Through Trust Agreement and tendered such Trust Certificates to the Trustee for cancellation, (1) such payments or tender shall be applied and treated as purchase money as the full purchase price of the Trust Equipment from the Trustee, (2) any moneys remaining in the hands of the Trustee after providing for all outstanding Trust Certificates and after paying the expenses of the Trustee, including its reasonable compensation, shall be paid to the Company, (3) title to all the Trust Equipment shall vest in the Company and (4) the Trustee shall execute for record in public offices, at the expense of the Company, such instrument or instruments in writing as reasonably shall be requested by the Company and acceptable to the Trustee in order to make clear upon public records the Company's title to all the Trust Equipment under the laws of any jurisdiction; provided, however, that (except as otherwise provided herein) until that time title to the Trust Equipment shall not pass to or vest in the Company, but title to and ownership of all the Trust Equipment shall be and remain with the Trustee, notwithstanding the delivery thereof to and the possession and use thereof by the Company pursuant to this Agreement.

         SECTION 4.06. Indemnity. The Company covenants and agrees to indemnify the Trustee against any and all claims arising out of or connected with the ownership or use of any of the Trust Equipment, and particularly against any and all claims arising out of the use of any patented inventions in and about the Trust Equipment, and to comply in all respects with the laws of Canada and of all its provinces and other jurisdictions in which the Trust Equipment, or any unit thereof, may be operated, and with all lawful acts, rules, regulations and orders of any commissions, boards and other legislative, executive, administrative or judicial bodies or officers having power to regulate or supervise any of the Trust Equipment, including without limitation all lawful acts, rules, regulations and orders of any body having competent jurisdiction relating to automatic coupler devices or attachments, air brakes or other appliances; provided, however, that the Company may in good faith contest the validity of any such law, act, rule, regulation or order, or the application thereof to the Trust Equipment or any part thereof, in any reasonable manner which will not in the judgment of the Trustee materially endanger the rights or interests of the Trustee or of the holders of the Trust Certificates. The Company shall not be relieved from any of its obligations hereunder by reason of the assertion or enforcement of any such claims or the commencement or prosecution of any litigation in respect thereof. The Company's obligation to indemnify the Trustee under this Section 4.06 shall survive the termination of this Agreement.

         SECTION 4.07.    Substitution and Replacement of Trust Equipment.
Upon Request, the Trustee shall, at any time and from time to time, execute and deliver a bill of sale assigning and transferring to the transferee named by the Company all the right, title and interest of the Trustee in and to any of the units of Trust Equipment as provided herein; provided, however, that, at the option of the Company, (a) there shall be paid to the Trustee cash in an amount not less than the Value, as of the date of such Request, of the units of Trust Equipment to be assigned or transferred by the Trustee or (b) there shall be conveyed to the Trustee, at the time of assignment or transfer of any units of Trust Equipment, other units of Equipment and of a Value not less than the Value, as of the date of such Request, of the units of Trust Equipment to be assigned or transferred.

         At the time of delivery of any Request pursuant to the first paragraph of this Section, the Company shall, if other Equipment is to be conveyed to the Trustee in substitution for the Trust Equipment to be assigned or transferred by the Trustee, deliver to the Trustee the following papers:

                 (1) an Officers' Certificate stating (i) the Value, as of the date of said Request, of the Trust Equipment so to be assigned or transferred by the Trustee and the date such Trust Equipment was first put into use (or that such Trust Equipment was first put into use not later than a specified date), (ii) that the requested assignment or transfer by the

         Trustee will not impair the security under this Agreement in contravention of the provisions hereof, (iii) the Value of such substituted Equipment as of such date and the date such substituted Equipment was first put into use (or that such substituted Equipment was first put into use not earlier than a specified date), (iv) that each unit of Equipment so to be substituted has been marked as provided in Section 4.10, (v) that each such unit so to be substituted is Equipment as herein defined and (vi) that the Company is not in Default;

                 (2) a certificate, and a bill or bills of sale in respect of such substituted Equipment as provided for in subparagraphs (a) and
         (c) of the first paragraph of Section 3.04;

                 (3) an Opinion of Counsel to the effect that (i) such bill or bills of sale are valid and effective, either alone or together with any other instruments referred to in and accompanying such opinion, to vest in the Trustee title to such substituted Equipment free from all claims, liens, security interests and other encumbrances (except as permitted herein) other than the rights of the Company hereunder and (ii) a proper supplement hereto in respect of each substituted unit of Equipment has been duly executed by the Trustee and the Company and has been filed with the Interstate Commerce Commission pursuant to the requirements of 49 U.S.C. Section 11303 and as otherwise required by Section 6.05 and has been deposited with the Registrar General of Canada pursuant to Section 90 of the Railway Act (Canada) and publication of notice of such deposit in The Canada Gazette in accordance with said Section 90 has been provided for; and

                 (4) if the Cost of the Trust Equipment to be assigned or transferred by the Trustee, less 1/20th of such Cost for each full year elapsed between the date such Trust Equipment was first put into use (as previously so certified) and the date as of which the Value thereof is to be determined hereunder, plus the Cost of all other Trust Equipment so assigned or transferred within the prior twelve months, less 1/20th of such Cost for each full year elapsed between the date such other Trust Equipment was first put into use (as previously so certified) and the date as of which the Value thereof was determined, as set forth in the certificate or certificates required by this Section 4.07, is more than 10% of the principal amount of Trust Certificates then outstanding, a certificate by an Independent Engineer stating, as of the date of said Request, both the Value of the Trust Equipment so to be assigned or transferred by the Trustee and the Value of such substituted Equipment.

         At the time of delivery of any Request pursuant to the first paragraph of this Section, the Company shall, if cash is to be paid to the Trustee in respect of the Trust Equipment to be assigned or transferred by the Trustee, deliver to the Trustee an Officers' Certificate verifying the matters set forth in clauses (i), (ii) and (vi) of subparagraph (1) of the second paragraph of this Section.

         Cash deposited with the Trustee pursuant to this Section or Section
4.08 shall, from time to time, be paid over by the Trustee to the Company upon Request, against conveyance to the Trustee of units of Equipment having a Value, as of the date of said Request, not less than the amount of cash so paid, and upon delivery to the Trustee of papers corresponding to those set forth in the second paragraph of this Section, with such appropriate modifications as may be approved by the Trustee.

         SECTION 4.08. Maintenance of Trust Equipment; Casualty Occurrences. The Company agrees that it will maintain and keep all the Trust Equipment in good order and proper repair at its own cost and expense, unless and until it becomes worn out, unsuitable for use or lost or destroyed (such occurrences being hereinafter called Casualty Occurrences). Whenever any of the Trust Equipment shall suffer a Casualty Occurrence, the Company shall on or before the next following May 15, deliver to the Trustee an Engineer's Certificate describing such Trust Equipment and stating the Value thereof as of the date such Trust Equipment suffered such Casualty Occurrence. When the total Value of all units of the Trust Equipment having suffered a Casualty Occurrence (exclusive of units having suffered a Casualty Occurrence in respect of which a payment shall have been made to the Trustee pursuant to this Section) shall exceed U.S. $250,000, the Company, within 30 days after it shall have been informed of such event, shall deliver to the Trustee an Engineer's Certificate describing such Trust Equipment and stating the Value thereof as of the date such Trust Equipment suffered such Casualty Occurrence and either (i) deposit with the Trustee an amount in cash equal to the Value of such units as of the date of the Casualty Occurrence in respect of each thereof or (ii) convey to the Trustee, in accordance with the procedures and requirements of Section 4.07, units of Equipment with a Value, as of the date of such conveyance, not less than the Value of the units suffering such Casualty Occurrences(s), as of the date of the Casualty Occurrence in respect of each thereof. The rights and remedies of the Trustee to enforce or to recover any of the amounts payable hereunder shall not be affected by reason of any Casualty Occurrence. Cash deposited with the Trustee pursuant to this Section shall be held and applied as provided in the fourth paragraph of Section 4.07.

         Upon the deposit of cash with the Trustee pursuant to this Section 4.08, the Trustee shall execute and deliver a bill of sale in the form reasonably requested by the Company assigning and transferring to the transferee named by the Company all the right, title and interest of the Trustee in and to the Trust Equipment which has suffered a Casualty Occurrence and in respect of which such deposit is made.

         The Company agrees to furnish to the Trustee on or before May 15 in every calendar year commencing May 15, ____ and prior to the termination of the security interest provided for herein, an Officers' Certificate, dated as of the preceding February 14, (1) stating the description and numbers of all units of Trust Equipment that may have suffered a Casualty Occurrence or which have been withdrawn from use pending major repairs (other than running repairs) since the date of the last preceding statement (or the date of this Agreement in the case of the first such statement), (2) that in the case of all the Trust Equipment repainted or repaired since the date of the last preceding statement (or the date of this Agreement in the case of the first statement) the plates or markers required by Section 4.10 have been preserved, or that such

Trust Equipment when repainted or repaired has been again plated or marked as required thereby, (3) that no Event of Default has occurred and is continuing,
(4) that, in the opinion of the signers, the Company is in compliance with all of the terms of this Agreement and (5) covering such other matters as the Trustee may reasonably request.

         The Trustee, by its agents, shall have the right at any reasonable time (which may be more frequent than once in each calendar year), but shall be under no duty, to inspect the Trust Equipment at the then existing locations thereof.

         SECTION 4.09. Possession of Trust Equipment. Except as provided in this Section 4.09, without first obtaining the written consent of the Trustee, the Company will not (a) assign or transfer its rights hereunder, (b) transfer the Trust Equipment or any part thereof or (c) part with the possession of, or suffer or allow to pass out of its possession and control, any of the Trust Equipment. An assignment or transfer to any corporation which shall acquire all or substantially all the property of the Company (by merger, consolidation or otherwise) and which, by execution of an appropriate instrument satisfactory to the Trustee, shall assume and agree to perform each and all the obligations and covenants of the Company hereunder and under the guarantee of the Company endorsed on the Trust Certificates shall not be deemed a breach of this covenant or an assumption having the effect of releasing the Company from its obligations hereunder. The appointment of a receiver or receivers in equity or reorganization or a trustee or trustees in bankruptcy or reorganization for the Company or for its property shall not be deemed an unauthorized assignment if, prior to any action by the Trustee to exercise the remedies herein provided, such receiver or receivers or trustee or trustees shall, pursuant to court order or decree, in writing duly assume and agree to pay or perform each and all of the obligations and covenants of the Company hereunder and under the guarantee endorsed on the Trust Certificates, in such manner that such obligations shall have the same status as obligations incurred by such receiver or receivers or trustee or trustees.

         Notwithstanding the foregoing, so long as the Company shall not be in Default, the Company and any of its Affiliates shall be entitled to the possession and use of the Trust Equipment in accordance with the terms hereof, and the Company or such Affiliates may also (a) furnish the Trust Equipment or any part thereof to railroad companies for use upon the lines of railroad owned or operated by them or over which they have trackage rights and upon connecting and other railroads in the usual interchange of traffic, or to other than railroad companies for use in their business, and (b) lease or contract to others located in the United States, Mexico and Canada all or any part of the Trust Equipment, but only, in either case, upon and subject to all the terms and conditions of this Agreement.

         Any such lease or contract may provide that the party acquiring the use of units of the Trust Equipment, so long as it shall not be in default under such lease or contract, shall be entitled, subject to the rights of the Trustee hereunder, to the possession of such units and the use thereof and, subject to the provisions of Section 4.10 hereof, may provide for lettering or marking upon such Equipment for convenience of identification of the leasehold interest of such lessee therein. Every such lease or contract shall contain provisions which have the effect of subjecting the rights of the party acquiring the use of units of the Trust Equipment under such lease or contract to the rights and remedies of the Trustee in respect of such units.

         The Trustee shall have the right to declare the conditional sale provided for herein terminated in case of any unauthorized assignment or transfer of the Company's rights hereunder or in case of any unauthorized transfer or sublease of any of the Trust Equipment. The election of the Trustee to terminate the conditional sale provided for herein shall have the same effect as the retaking of the Trust Equipment by the Trustee as hereinafter provided.

         SECTION 4.10. Marking of Trust Equipment. The Company shall not change, or permit to be changed, the numbers of any of the Trust Equipment at any time covered hereby (or any numbers which may have been substituted as herein provided) except in accordance with a statement of new numbers to be substituted therefor which previously shall have been filed with the Trustee by the Company and which shall be filed and recorded in like manner as this Agreement.

         The Trust Equipment may be lettered, "Union Tank Car Company", "Procor Limited", "UTLX", "PROX", or in some other appropriate manner for convenience of identification of the interest of the Company therein, and may also be lettered, in case of a lease of any equipment made pursuant to Section 4.09 hereof, in such manner as may be appropriate for convenience of identification of the leasehold interest therein; but the Company, during the continuance of the security interest provided for herein, will not allow any lettering or designation to be placed on any of the Trust Equipment claiming ownership thereof by the Company or by any person, firm, association or corporation other than the Trustee.

                                  ARTICLE FIVE

                         Events of Default and Remedies

         SECTION 5.01. Events of Default. The Company covenants and agrees that in case:

                 (a) the Company shall default in the payment of any amount payable hereunder for more than 10 Business Days after the same shall have become due and payable, or

                 (b) the Company shall make or suffer any unauthorized assignment or transfer of its rights hereunder or shall make any unauthorized transfer or lease (including, for the purpose of this clause, contracts for the use thereof) of any of the Trust Equipment, or, except as herein authorized, shall part with the possession of any of the Trust Equipment, and shall fail or refuse either to cause such assignment or transfer or lease to be canceled by agreement of all parties having any interest therein and recover possession of such Trust Equipment within 30 days after the Trustee shall have demanded in writing such cancellation and recovery of possession, or within said 30 days to deposit with the Trustee a sum in cash equal to the Value, as of the date of such unauthorized action, of such Trust Equipment (any sum so deposited to be returned to the Company upon the cancellation of such assignment, transfer or lease and the recovery of possession by the Company of such Trust Equipment), or

                 (c) the Company shall fail or refuse to comply with any other of the terms and covenants hereof on its part to be kept and performed, or to make provision satisfactory to the Trustee for such compliance, for a period which is the shorter of (i) 60 days after the Trustee shall have demanded in writing performance thereof and (ii) 30 days after the Company has knowledge of any failure on its part to so comply, or

                 (d) the security interest provided for herein shall be terminated by operation of law or pursuant to the last paragraph of
         Section 4.09, or

                 (e) any order, judgment or decree is entered under any bankruptcy reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction (herein called the Bankruptcy Law) adjudicating the Company or Union bankrupt or insolvent, or the Company or Union petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of the Company or Union or of substantially all the assets of the Company or Union or commences a voluntary case under the Bankruptcy Law or any proceedings relating to the Company or Union under the Bankruptcy Law, whether now or hereafter in effect; or any such petition or application is filed, or any such proceedings are commenced, against the Company or Union and the Company or Union by any act or failure to act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case against the Company or Union under the Bankruptcy Law, as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

then, in any such case (herein sometimes called an "Event of Default"), the Trustee in its discretion may, and upon the written request of the holders of more than 50% in principal amount of the then outstanding Trust Certificates shall, by notice in writing delivered to the Company, declare to be due and payable forthwith the unpaid principal amount of all Trust Certificates then outstanding and the entire amount (excluding amounts required for the payment of interest accruing after the date of such declaration) payable by the Company with respect to all such Trust Certificates then outstanding, as set forth in
Section 4.04, and not theretofore paid. Thereupon the entire amount shall forthwith become and shall be due and payable immediately without further demand, together with interest at the Penalty Rate, to the extent legally enforceable, on any portion thereof overdue.

         In case the Company shall fail to pay any installment of the amounts payable pursuant to Section 4.04 in respect of the principal of, or interest on, the Trust Certificates when and as the same shall have become due and payable hereunder, and such Default shall have continued for a period of more than ten Business days, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company other obligor upon the Trust Certificates and collect in the manner provided by law out of the property of the Company, Union or other obligor upon the Trust Certificates wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Trust Certificates under the Bankruptcy Law or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the payments hereunder or the principal amount of the Trust Certificates shall then be due and payable as herein or therein expressed whether by declaration or otherwise and irrespective of whether the Trustee shall have made any demand or declaration pursuant to the provisions of this Section, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the entire amount then or thereafter payable (including any unpaid amounts, but not including amounts required for the payment of interest accruing after the date of such declaration) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct) and of the holders of the Trust Certificates allowed in such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the holders of the Trust Certificates and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Trust Certificates to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the holders of the Trust Certificates, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

         All rights of action and to assert claims under this Agreement, or under any of the Trust Certificates, may be enforced by the Trustee without the possession of any of the Trust Certificates or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Trust Certificates. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Trust Certificates, and it shall not be necessary to make any holders of the Trust Certificates parties to such proceedings.

         SECTION 5.02. Remedies. In case of the happening and continuance of any Event of Default, the Trustee may by its agents enter upon the premises of the Company and any of its Affiliates or lessees (or other person having acquired the use of the Trust Equipment) where any of the Trust Equipment may be and take possession of all or any part of the Trust Equipment and withdraw the same from said premises, retaining all payments which up to that time may have been made for the Trust Equipment and otherwise, and shall be entitled to collect, receive and retain all unpaid per diem, mileage or other charges of any kind earned by the Trust Equipment or any part thereof, and may lease or otherwise contract for the use of the Trust Equipment or any part thereof, or with or without retaking possession thereof (but only after declaring due and payable the entire amount payable by the Company and the principal of all the then outstanding Trust Certificates, as provided in Section 5.01) may sell the same or any part thereof, free from any and all claims of the Company at law or in equity in one lot and as an entirety or in separate lots, at public or private sale, for cash or upon credit, in its discretion, and may proceed otherwise to enforce its rights and the rights of the holders of then outstanding Trust Certificates, all subject to any mandatory requirements of law applicable thereto. Upon any such sale, the Trustee itself may bid for the property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Trustee may specify, or as may be required by law, and without gathering at the place of sale the Trust Equipment to be sold, and in general in such manner as the Trustee may determine, but so that the Company may and shall have a reasonable opportunity to bid at any such sale. Upon such taking possession or withdrawal or lease or sale of the Trust Equipment, the Company shall cease to have any rights or remedies in respect of the Trust Equipment hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Company, and no payments theretofore made by the Company in respect of the Trust Equipment or any of it shall give to the Company any legal or equitable interest or title in or to the Trust Equipment or any of it or any cause or right of action at law or in equity in respect of the Trust Equipment against the Trustee or the holders of interests hereunder. No such taking possession, withdrawal, lease or sale of the Trust Equipment by the Trustee shall be a bar to the recovery by the Trustee from the Company of amounts then or thereafter due and payable, or of principal, interest or premium in respect of the Trust Certificates, and the Company shall be and remain liable for the same until such sums have been realized as, with the proceeds of the lease or sale of the Trust Equipment, shall be sufficient for the discharge and payment in full of all the obligations of the Company under this Agreement.

         SECTION 5.03. Application of Proceeds. If the Trustee shall exercise any of the powers conferred upon it by Sections 5.01 and 5.02, all payments made by the Company to the Trustee, and the proceeds of any judgment collected from the Company by the Trustee, and the proceeds of every sale or lease by the Trustee of any of the Trust Equipment, together with any other sums which may then be held by the Trustee under any of the provisions hereof (other than sums held in trust for the payment of specific Trust Certificates or a part thereof, or interest or any premium thereon), shall be applied by the Trustee to the payment, in the following order of priority, (a) of all proper charges, expenses or advances made or incurred by the Trustee in accordance with the provisions of this Agreement and (b) of the interest then due, with interest on overdue interest at the Penalty Rate, to the extent legally enforceable, and of the principal of all the outstanding Trust Certificates, with interest thereon at the Penalty Rate, to the extent legally enforceable, from the last preceding interest payment date, whether such Trust Certificates shall have then matured by their terms or not, all such payments to be pro rata and in full if such proceeds shall be sufficient, and if not sufficient, then first to interest and then to principal.

         After all such payments shall have been made in full, the title to any of the Trust Equipment remaining unsold shall be conveyed by the Trustee to the Company free from any further liabilities or obligations to the Trustee hereunder. If after applying all such sums of money realized by the Trustee as aforesaid there shall remain any amount due to the Trustee under the provisions hereof, the Company agrees to pay the amount of such deficit to the Trustee.
If after applying as aforesaid the sums of money realized by the Trustee there shall remain a surplus in the possession of the Trustee, such surplus shall be paid to the Company.

         SECTION 5.04. Waivers of Default. Prior to the declaration of the acceleration of the maturity of the amounts due hereunder and of the maturity of all the Trust Certificates as provided in Section 5.01, the holders of at least 50% in aggregate unpaid principal amount of the Trust Certificates at the time outstanding may on behalf of the holders of all the Trust Certificates waive any past Default and its consequences, except a Default in the payment of any installment of any amount then due and payable pursuant to Section 4.04 in respect of the principal of, or interest on, the Trust Certificates, but no such waiver shall extend to or affect any subsequent Default or impair any right consequent thereon.

         If at any time after the principal of all the Trust Certificates shall have been declared and become due and payable or if at any time after the entire amount of the payments required hereunder shall have been declared and become due and payable, all as provided in Section 5.01, all arrears of amounts payable under Section 4.04 (with interest at the Penalty Rate upon any overdue installments, to the extent legally enforceable), the expenses and reasonable compensation of the Trustee, together with all expenses of the trust occasioned by Default, and all other sums which shall have become due and payable hereunder shall be paid by Union pursuant to its guarantee endorsed on the Trust Certificates before any sale or lease by the Trustee of any of the Trust Equipment, and every other Default shall be made good or secured to the satisfaction of the Trustee and the holders of the Trust Certificates, or provision deemed by the Trustee to be adequate shall be made therefor, then, and in every such case, the Trustee, if so requested by the holders of at least 66-2/3% in aggregate unpaid principal amount of the Trust Certificates then outstanding according to their terms, shall by written notice to the Company waive the Default by reason of which there shall have been such declaration or declarations and the consequences of such Default, but no such waiver shall extend to or affect any subsequent Default or impair any right consequent thereon.

         SECTION 5.05. Obligations of Company Not Affected by Remedies. No retaking of possession of the Trust Equipment by the Trustee, or any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Company or in respect of the Trust Equipment, on the part of the Trustee or on the part of the holder of any Trust Certificate, nor any delay or indulgence granted to the Company by the Trustee or by any such holder, shall affect the obligations of the Company hereunder or the obligations of the Company under its guarantee endorsed on the Trust Certificates. The Company hereby waives presentation and demand in respect of any of the Trust Certificates and waive notice of presentation, of demand and of any Default in the payment of the principal of and interest on the Trust Certificates.

         SECTION 5.06. Company To Deliver Trust Equipment to Trustee. In case the Trustee shall rightfully demand possession of any of the Trust Equipment in pursuance of this Agreement, the Company will, at its own expense, forthwith and in the usual manner and at usual speed, cause such Trust Equipment to be drawn to such point or points as shall reasonably be designated by the Trustee and will there deliver or cause to be delivered the same to the Trustee; or, at the option of the Trustee, the Trustee may keep such Trust Equipment, at the expense of the Company, on any lines of railroad or premises approved by the Trustee until the Trustee shall have leased, sold or otherwise disposed of the same. The performance of the foregoing covenant is of the essence of this Agreement and upon application to any court having jurisdiction in the premises, the Trustee shall be entitled to a decree against the Company requiring the specific performance thereof.

         SECTION 5.07. Trustee To Give Notice of Default. Promptly after the occurrence thereof, the Trustee shall give to the registered holders of the Trust Certificates notice of each Default hereunder known to any officer of the Trustee assigned by it to perform corporate trust administration functions with respect to this Agreement or any other lease, agreement, equipment trust agreement or indenture to which the Company or Union is a party and in respect of which the Trustee is also the trustee.

         SECTION 5.08. Control by Holders of Trust Certificates. The holders of more than 50% in aggregate unpaid principal amount of the outstanding Trust Certificates, by an instrument or instruments in writing executed and delivered to the Trustee, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action so directed may not lawfully be taken.

         SECTION 5.09. Limitations on Suits by Holders of Trust Certificates. No holder of any Trust Certificate shall have any right by virtue or by availing of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of a Default and of the continuance thereof, as herein provided, and unless also the holders of more than 50% in aggregate principal amount of the Trust Certificates then outstanding shall have made written request to the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.08; and no one or more holders of Trust Certificates shall have any right in any manner whatever to affect or prejudice the rights of any other holder of Trust Certificates, or to obtain or seek to obtain priority over any other such holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Trust Certificates. For the protection and enforcement of the provisions of this Section, each and every holder of a Trust Certificate and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.10. Unconditional Right of Holders of Trust Certificates To Sue for Principal and Interest. Notwithstanding any other provision in this Agreement, the right of any holder of any Trust Certificate to receive payment of the principal of, and interest on such Trust Certificate, on or after the due date expressed in such Trust Certificate, or to institute suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such holder, except no such suit shall be instituted if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the title reserved under this Agreement upon any property subject hereto.

         SECTION 5.11. Remedies Cumulative; Subject to Mandatory Requirements of Law. The remedies in this Agreement provided in favor of the Trustee and the holders of the Trust Certificates shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in their favor existing at law or in equity; and such remedies shall be subject in all respects to any mandatory requirements of law at the time applicable thereto, to the extent such requirements may not be waived on the part of the Company.

                                  ARTICLE SIX

                      Additional Agreements by the Company

         SECTION 6.01. Guarantee of Company. The Company guarantees that the holder of each of the Trust Certificates shall receive the principal amount thereof, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts, when and as the same shall become due and payable, in accordance with the provisions thereof or of this Agreement (and, if not so paid, with interest thereon until paid at the Penalty Rate, to the extent legally enforceable), and shall receive interest thereon in like money at the rate specified therein, at the times and place and otherwise as expressed in the Trust Certificates and this Agreement (and, if not so paid, with interest thereon until paid at the Penalty Rate, to the extent legally enforceable); and the Company agrees to endorse upon each of the Trust Certificates, at or before the issuance and delivery thereof by the Trustee, its guarantee of the prompt payment of the principal thereof and of the interest thereon, in substantially the form herein set forth. Said guarantee so endorsed shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, a Vice President or Treasurer. In case any officer of the Company whose signature shall appear on said guarantee shall cease to be such officer before the Trust Certificates shall have been issued and delivered by the Trustee, or shall not have been acting in such capacity on the date of the Trust Certificates, such guarantee shall nevertheless be as effective and binding upon the Company as though the person who signed said guarantee had not ceased to be or had then been such officer.

         SECTION 6.02. Discharge of Liens. The Company agrees that it will pay and discharge, or make adequate provision for the payment or discharge of, any debt, tax, charge, assessment, obligation or claim which if unpaid might become a lien or charge upon or against any of the Trust Equipment; but this provision shall not require the payment of any such debt, tax, charge, assessment, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings that do not materially endanger the rights or interests of the Trustee or of the holders of the Trust Certificates and the Company shall have furnished the Trustee with an Opinion of Counsel to such effect.

         If the Company does not forthwith pay and discharge, or cause to be paid and discharged, or make adequate provision for the satisfaction or discharge of, any such debt, tax, charge, assessment, obligation or claim as required by this Section, the Trustee may, but shall not be obligated to, pay and discharge the same and any amounts so paid shall be secured by and under this Agreement until reimbursed by the Company.

         SECTION 6.03. Further Assurances. The Company agrees to do all such acts and execute all such instruments of further assurance as it shall be reasonably requested by the Trustee to do or execute for the purpose of fully carrying out and effectuating this Agreement and the intent hereof.

         SECTION 6.04. Payment of Expenses; Recording. The Company agrees to pay the expenses incident to the preparation and execution of the Trust Certificates to be issued hereunder, or connected with the preparation, execution, recording and filing of this Agreement and of any instruments executed under the provisions hereof. The Company shall, promptly after the execution and delivery of this Agreement (and prior to the delivery of any of the Trust Equipment hereunder pursuant to Section 3.01 hereof) and each supplement hereto, respectively, cause this Agreement and such supplement, as the case may be, to be duly filed with the Surface Transportation Board of the Department of Transportation in accordance with __ U.S.C. Section _____ and to be duly deposited with the Registrar General of Canada pursuant to Section 90 of the Railway Act (Canada) and shall provide for publication of notice of such deposit in The Canada Gazette in accordance with said Section 90. The Company will from time to time reregister, refile and rerecord this Agreement and each supplement hereto and do and perform any other act and will execute, acknowledge, deliver, file, register and record any and all further instruments required by the law of any jurisdiction in which use of the Equipment is permitted by Section 4.09 hereof or reasonably requested by the Trustee for the purpose of proper protection of the title of the Trustee and the rights of the holders of the Trust Certificates and of fully carrying out and effectuating this Agreement and the intent hereof; provided, however, that the Company shall not be required to take any such action if (1) such action is unduly burdensome and (2) after giving effect to the failure to take such action, the Company has taken all action required by law so as to protect the title of the Trustee to units of Trust Equipment having a Value of not less than 90% of the aggregate Value of all the Trust Equipment.

         Promptly after the execution and delivery of this Agreement and each supplement hereto, the Company shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, this Agreement or such supplement, as the case may be, has been properly recorded, filed and deposited in compliance with the preceding paragraph of this Section and reciting the details of such action and no other filing or recordation or refiling or rerecordation or depositing or redepositing is necessary for the protection of the rights of the Trustee in the United States of America, any State thereof or the District of Columbia or for the protection of the rights of the Trustee in Canada or any subdivision thereof so long as the Equipment is on tracks owned by railway companies (as defined in the Railway Act (Canada)). The Company shall furnish to the Trustee, not later than August 1 in each year, commencing with the year ____, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, registering and depositing and rerecording, refiling, reregistering and redepositing of this Agreement and each supplement hereto as is necessary to comply with the preceding paragraph of this Section and reciting the details of such action or (ii) no such action is necessary for such purpose. In rendering any such opinion, such counsel may conclusively rely upon an Officers' Certificate as to the location of the Trust Equipment.

                                 ARTICLE SEVEN

                  Concerning the Holders of Trust Certificates

         SECTION 7.01. Evidence of Action Taken by Holders of Trust Certificates. Whenever in this Agreement it is provided that the holders of a specified percentage in aggregate unpaid principal amount of the Trust Certificates may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by holders of Trust Certificates in person or by agent or proxy appointed in writing in a form reasonably acceptable to the Trustee.

         SECTION 7.02. Proof of Execution of Instruments and of Holding of Trust Certificates. The execution of any instrument by a holder of Trust Certificates or his agent or proxy may be proved by the certificate of any notary public or other officer of any jurisdiction within the United States of America or Canada authorized to take acknowledgments of deeds to be recorded in such jurisdiction that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.

         The ownership of Trust Certificates may be proved by the register of such Trust Certificates or by a certificate of the registrar thereof.

         SECTION 7.03. Trust Certificates Owned by Company. In determining whether the holders of the requisite principal amount of the Trust Certificates have concurred in any direction, request, consent, amendment or waiver under this Agreement, Trust Certificates which are owned by the Company or Union or by any other obligor on the Trust Certificates or by an Affiliate of the Company or Union or any such other obligor shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request or consent, only Trust Certificates which the Trustee actually knows are so owned shall be disregarded.

         SECTION 7.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the required percentage in aggregate unpaid principal amount of the Trust Certificates specified in this Agreement, any holder of a Trust Certificate may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action insofar as concerns such Trust Certificate. Except as aforesaid, any such action taken by the holder of any Trust Certificate shall be conclusive and binding upon such holder and upon all future holders and owners of such Trust Certificate and of any Trust Certificate issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Trust Certificate. Any action taken by the holders of the required percentage in aggregate unpaid principal amount of the Trust Certificates specified in this Agreement shall be conclusive and binding upon the Company, the Trustee and the holders of all the Trust Certificates.

         SECTION 7.05. Amendment or Waiver. Any provision of this Agreement may be amended or waived with the written consent of the holders of not less than 66-2/3% of the aggregate unpaid principal amount of the Trust Certificates then outstanding; provided, however, that without the consent of the holders of 100% of the aggregate unpaid principal amount of Trust Certificates then outstanding, no such amendment or waiver shall (1) change the amount of principal, change the amount or dates of payment of installments of principal or reduce the rate or extend the time of payment of interest with respect to the Trust Certificates without the consent of the holders of each Trust Certificate so affected, (2) reduce the amount of or extend the time of payment of any amounts payable by the Company under this Agreement or release or provide for the release of any of the Trust Equipment or any other property or cash held by the Trustee in trust, otherwise than as expressly permitted by the present terms of this Agreement, or (3) reduce the percentage of the aggregate unpaid principal amount of Trust Certificates then outstanding, the holders of which are required to approve any amendment or to effect any waiver.

                                 ARTICLE EIGHT

                                  The Trustee

         SECTION 8.01. Acceptance of Trust. The Trustee hereby accepts the trust imposed upon it by this Agreement and agrees to perform the same as herein expressed.

         SECTION 8.02. Duties and Responsibilities of the Trustee. In case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (a) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred:

                          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or that its action or inaction was contrary to the express provisions of this Agreement;

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of more than 50% in aggregate unpaid principal amount of the then outstanding Trust Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                 (d) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Trust Certificate, guarantee or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (e) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such Opinion of Counsel and not contrary to any express provisions of this Agreement:

                 (f) the Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement at the request, order or direction of any of the holders of the Trust Certificates, pursuant to the provisions of this Agreement, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby; and

                 (g) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

         SECTION 8.03. Application of Payments. The Trustee agrees to apply the amounts received by it under Section 4.04(B) when and as the same shall be received, and to the extent that such amounts shall be sufficient therefor, for the purposes specified in Section 4.04(B). In the event that amounts received by the Trustee under Sections 4.04(B)(3) or 4.04(B)(4) are not sufficient to pay in full the interest or principal then due and owing on the Trust Certificates, such amounts shall be applied by the Trustee pro rata to each of the Trust Certificates first to interest and then to principal then due and payable.

         The Trustee shall not be required to undertake any act or duty in the way of insuring, taking care of or taking possession of the Trust Equipment or to undertake any other act or duty under this Agreement until fully indemnified by the Company, by Union or by one or more of the holders of the Trust Certificates against all liability and expenses; and the Trustee shall not be responsible for the filing or recording or refiling or rerecording of this Agreement or of any supplement hereto or statement of new numbers.

         SECTION 8.04. Funds May be Held by Trustee; Investments. Any funds at any time paid to or held by the Trustee hereunder until paid out by the Trustee as herein provided may be carried by the Trustee on deposit with itself, and the Trustee will not be obligated to pay interest on such funds.

         At any time, and from time to time, if at the time no Event of Default shall have occurred and be continuing, the Trustee, on Request, shall invest and reinvest Deposited Cash held by it or cash deposited with it pursuant to
Section 4.07 or Section 4.08 (hereinafter in this Section called "Replacement Funds") in Investments, at such prices, not in excess of fair market value at the time of investment, including any premium and accrued interest, as are set forth in such Request, such Investments to be held by the Trustee in trust for the benefit of the holders of the Trust Certificates.

         The Trustee shall, on Request, or the Trustee may, in the event funds are required for payment against delivery of Trust Equipment or for payment of the principal of or interest on any Trust Certificate, or in the event of a Default, sell such Investments, or any portion thereof, and restore to Deposited Cash or Replacement Funds, as the case may be, the proceeds of any such sale up to the amount paid for such Investments, including accrued interest, or apply such proceeds to the payment of said principal and interest if and to the extent such proceeds are needed therefor. The Trustee shall not be deemed responsible for any loss resulting from the purchase and sale of such Investments on Request unless such loss results from the misconduct or negligence of the Trustee and upon demand of the Trustee the Company will reimburse the Trustee for any such loss for which the Trustee is not responsible.

         The Trustee shall restore to Deposited Cash or Replacement Funds, as the case may be, out of payments received by it for that purpose under the provisions of Section 4.04(B)(1), an amount equal to any expenses reasonably incurred in connection with any purchase or sale of Investments and also an amount equal to any loss of principal incident to the sale or redemption of any Investments for a sum less than the amount paid therefor, including accrued interest.

         The Company, if not to the knowledge of the Trustee in Default, shall be entitled to receive any interest allowed as provided in the first paragraph of this Section and any interest (in excess of accrued interest paid from Deposited Cash at the time of purchase) or other profit which may be realized from any sale or redemption of Investments.

         SECTION 8.05. Trustee Not Liable for Delivery Delays or Defects in Equipment or Title. The Trustee shall not be liable to anyone for any delay in the delivery of any of the Trust Equipment, or for any default on the part of the manufacturers thereof or of the Company, or for any defect in any of the Trust Equipment or in the title thereto, nor shall anything herein be construed as a warranty on the part of the Trustee in respect thereof or as a representation on the part of the Trustee in respect of the value thereof or in respect of the title thereto or otherwise.

         The Trustee may perform its powers and duties with respect to the delivery and acceptance of the Trust Equipment by or through such attorney, agents and servants as it shall appoint, and shall be answerable only for its own acts, negligence and willful defaults and not for the default or misconduct of any attorney, agent or servant appointed by it in respect thereof with reasonable care.

         The Trustee shall be entitled to receive payment of all of its reasonable expenses and disbursements hereunder, including reasonable counsel fees, and to receive reasonable compensation for all services rendered by it in the execution of the trust hereby created, all of which shall be paid by the Company.

         The Trustee in its individual capacity may own, hold and dispose of Trust Certificates.

         Any moneys at any time held by the Trustee or any paying agent hereunder shall until paid out or invested by the Trustee or any paying agent as herein provided, be held by it in trust as herein provided for the benefit of the holders of the Trust Certificates.

         SECTION 8.06.    Resignation and Removal; Appointment of
Successor Trustee. (a) The Trustee may resign and be discharged of the trust created by this Agreement by giving 30 days' written notice to the Company and such resignation shall take effect upon the earlier of 30 days after the delivery thereof to the Company or upon receipt by the Trustee of an instrument of acceptance executed by a successor trustee as hereinafter provided in
Section 8.07.

         (b) The Trustee may be removed at any time by an instrument in writing signed by the holders of more than 50% in principal amount of the Trust Certificates then outstanding, delivered to the Trustee and to the Company.

         (c) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting or, if at any time a vacancy shall occur in the office of the Trustee for any other cause, a successor trustee may be appointed by the holders of more than 50% of the aggregate principal amount of the then outstanding Trust Certificates by an instrument in writing delivered to the Company and the Trustee. Until a successor trustee shall be appointed by the holders of Trust Certificates as herein authorized, the Company by an instrument in writing executed by order of its Board of Directors shall appoint a trustee to fill such vacancy. A successor trustee so appointed by the Company shall immediately and without further act be superseded by a successor trustee appointed by the holders of Trust Certificates in the manner provided above. Every successor trustee appointed pursuant to this Section shall be a national bank, or a bank or trust company organized and doing business under the laws of the United States of America, any State or territory thereof or of the District of Columbia, and having capital and surplus of not less than $250,000,000, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

         (d) The Company shall give notice of each resignation, removal or incapacity of the then Trustee or of a vacancy occurring in the office of the Trustee for any other cause and of each appointment by the Company of a successor trustee pursuant to paragraph (c) of this Section by mailing written notice of such event by first-class mail, postage prepaid, to the holders of all outstanding Trust Certificates.

         SECTION 8.07. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 8.06 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.05.

         SECTION 8.08. Merger or Consolidation of Trustee. Any corporation qualified under the provisions of Section 8.06 into which the Trustee may be merged or with which it may be consolidated or any such corporation resulting from any merger or consolidation to which the Trustee shall be a party or to which all or substantially all the corporate trust business of the Trustee shall be transferred shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.09.    Return of Certain Moneys to Company.
Notwithstanding any provision of this Agreement, any moneys paid to the Trustee which are applicable to the payment of the principal of or interest on any Trust Certificates which remain unclaimed for two years after the day when such moneys were due and payable shall then be repaid to the Company upon Request, and the holders of such Trust Certificates shall thereafter be entitled to look only to the Company for payment thereof and all liability of the Trustee with respect to such moneys shall thereupon cease.

                                  ARTICLE NINE

                                 Miscellaneous

         SECTION 9.01. Rights Confined to Parties and Holders. Nothing expressed or implied herein shall be construed to confer upon any person, firm or corporation, other than the parties hereto and the holders of the Trust Certificates, any right, remedy or claim under or by reason of this Agreement or of any term, agreement or condition herein, and all the terms, covenants and conditions herein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Trust Certificates.

         SECTION 9.02. No Recourse. No recourse under this Agreement, or under the guarantees, endorsed on any Trust Certificate, shall be had against any person, solely by reason of the fact that he is a stockholder, officer or director of the Company or Union, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that this Agreement and said guarantees are solely corporate obligations, and that no personal liability whatever shall attach to or be incurred by any person, solely by reason of the fact that he is a stockholder, officer or director of the Company or Union, under or by reason of any of the terms, agreements or conditions contained in this Agreement or in said guarantees, or implied therefrom, and that any and all such personal liability, either at common law or in equity, or by statute or constitution, is hereby expressly waived as a condition of and consideration for the execution of this Agreement and said guarantees.

         SECTION 9.03. Binding Upon Assigns. Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 9.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been received by the addressee on the date of actual receipt (if such date is a Business Date, otherwise on the next Business Date), if transmitted by mail, telex, telecopy (confirmed by hard copy) or similar transmission, or by hand, addressed as follows: (a) in the case of the Company, 2001 Speers Road, Oakville, Ontario, Canada L6J 5E1, facsimile: (905) 827-0800, marked to the attention of the Controller, or such other address as may hereafter be furnished to the Trustee in writing by the Company, (b) in the case of Union, 225 West Washington Street, Chicago, Illinois 60606, facsimile: (312) 845-5305, marked to the attention of its Treasurer, or such other address as may hereafter be furnished to the Trustee in writing by Union, (c) in the case of the Trustee, the address set forth in the definition of Corporate Trust Office in Section 1.01 or such other address as may hereafter be furnished to the Company and Union in writing by the Trustee, facsimile: (312)461-3525, and (d) in the case of any holder of Trust Certificates, at its address shown on the registry books maintained by the Trustee or at such other address as such holder may from time to time furnish to the Trustee for such purpose. An affidavit by any person representing or acting on behalf of the Company or the Trustee, as to such mailing, having the registry receipt attached, shall be conclusive evidence of the giving of such demand, notice or communication.

         SECTION 9.05.    Effect of Headings; Date Executed; and Governing Law.
(a) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 (b) This Agreement shall be deemed to have been executed on the date of the acknowledgment thereof by the officer of the Trustee who signed it on behalf of the Trustee.

 (c)      This Agreement shall be governed by the laws of the State of Illinois.

         SECTION 9.06. Legal Holidays. In any case where any date for payment of interest, date for payment of amounts payable under Section 4.04 or date of maturity of any installment of principal on the Trust Certificates shall not be a Business Day, then, notwithstanding any other provision of this Agreement or the Trust Certificates, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date for payment of interest, date for payment of amounts payable under Section
4.04 or date of maturity of any installment of principal on the Trust Certificates, and if payment is made on such next succeeding Business Day no interest shall accrue on the amount of such payment for the period from and after such date for payment of interest, or for payment of such amounts or date of maturity of any installment of principal on the Trust Certificates, as the case may be, to and including such next succeeding Business Day.

         SECTION 9.07. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed on the day and year first above written.

                                        Harris Trust and Savings Bank
                                        Trustee

                                        By _______________________________
                                           Title


Attest:


__________________________
    Authorized Officer                  PROCOR LIMITED



                                        By _______________________________
                                           Title

Attest:


__________________________
        Secretary


                                        By _______________________________
                                           Title


Attest:


__________________________
        Secretary

STATE OF ILLINOIS         )
                          )        ss.:
COUNTY OF COOK            )


     On this _____ day of ____, ____, before me personally appeared _____________________________, to me personally known, who, being by me duly sworn, says that such person is _______________________ of Harris Trust and Savings Bank, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                            ___________________________________
                                                       Notary Public



[Notarial Seal]

My commission expires: ___________________

STATE OF ILLINOIS         )
                          )        ss.:
COUNTY OF COOK            )


         On this _____ day of____, ____, before me personally appeared ___________________and ______________________, to me personally known, who, being by me duly sworn, says that they are ______________________ and ______________________ of PROCOR LIMITED, and that said instrument was signed on behalf of PROCOR LIMITED by authority of its Directors, and they acknowledged that the execution of the foregoing instrument was the free act and deed of PROCOR LIMITED.



                                            ___________________________________
                                                       Notary Public

[Notarial Seal]

My Commission expires:  _____________________